UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 7, 2010

Qingdao Footwear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53075	16-1591157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Qingdao Hongguan Shoes Co., Ltd.
269 First Huashan Road
Jimo City, Qingdao
Shandong, PRC

Telephone: 86-0532-8659 5999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2010, Joseph Meuse resigned as the Chief Financial Officer of Qingdao Footwear, Inc. (the “Company”).  Mr. Meuse’s resignation was not due to a disagreement with the Company on any matter relating the Company’s operations, policies or practices.

On December 7, 2010, the board of directors of the Company (the “Board”) appointed Huang Pin to serve as the Chief Financial Officer of the Company

Huang Pin, 38, has served the Company as an Accounting Manager of its wholly owned subsidiary Qingdao Hongguang Shoes Company since August 2010.  From 2008 to July 2010 Ms. Huang served as a Department Manager for Qindao Zhonghui, a CPA firm.  From 1997 to 2007 Ms. Huang served as an accountant, and later a financial manager, for Qingdao Double Dragon Clothing Co.  The Board selected Ms. Huang as a Chief Financial Officer because of her over 10 years of accounting experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2010

Qingdao Footwear, Inc.

/s/Tao Wang
Tao Wang, Chief Executive Officer